Exhibit 10.41

Maxus

CAPITAL GROUP

Master Agreement No. 1452

MASTER AGREEMENT OF TERMS AND CONDITIONS FOR LEASE (“Master Agreement●) made as of December 28, 2021 between Maxus Capital Group, LLC, a Delaware limited liability company, having its chief executive offices at 959 West St. Clair Avenue, Suite 200, Cleveland, Ohio 44113 (“Lessor”) and Meridian Equipment Leasing LLC, a Texas limited liability company, having its executive offices at 5151 Belt Line Road, Suite 715, Dallas, Texas 75254 (“Lessee”).

1. LEASE

On the terms and conditions of this Master Agreement, Lessor shall lease to Lessee, and Lessee shall hire from Lessor, the items of personal property (collectively the “Equipment,” and individually an “Item”) described in the Schedule(s) which shall incorporate this Master Agreement (each, a “Schedule”). Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. The term “Lease” shall refer to an individual Schedule which Incorporates this Master Agreement. In the event of a conflict between this Master Agreement and any Schedule, the language of the Schedule shall prevail. The Lease shall be effective upon execution by Lessor as its offices.

2. TERM

(a) The term of the Lease shall be comprised of a Delivery Term, Installation Term, Base Term, and any applicable Renewal Term, Extension Term, or Holdover Term. The Delivery Term for each Item shall commence on the date the Item is delivered to Lessee and shall end on the Installation Date. The Installation Term shall commence on the Installation Date and terminate on the first day of the month following the Installation Date for the last Item to be installed under a Schedule, (the ‘lease Term Commencement Date”). The Base Term of the Lease shall begin on the Base Term Commencement Date, and shall, subject to Subsection 2(b), terminate on the last day of the last month of the Base Term. The date of installation (the “Installation Date”) for any Item shall be the earlier of either (I) the date on which the entity responsible for installing such Item certifies that the Item is installed and placed in good working order, or (ii) if Lessee has caused a delay in the installation of an Item, no later than seven days from the date the Item Is delivered to the Equipment Location specified in the Schedule, or (iii) if Lessee is to install the Item, the third day after delivery. in the event the Equipment is already installed at the Equipment Location of Lessee, there shaft beno Delivery Term and the installation Date shall be the date on which Lessor pays for the

Equipment Upon Lessor’s request, Lessee shall execute and deliver to Lessor an installation Certificate, confirming, among other matters, the Installation Date. The Renewal Term shall be any contractually agreed upon term beyond the Base Term or any preceding Renewal Term and shall commence on the day next following the last day of the Base Term or Renewal Term, as applicable.

(b) A Lease may be terminated as of the last day of the last month of the Base Term, any Renewal Term or any Extension Term, as the case may be (such date, the “End of Term”), by written notice given by either Lessor or Lessee to the other not less than six (6) nor more than nine (9) months prior to the End of Term (the “End of term Notice”). If the Lease is not so terminated at the End of Term, the term of the Lease shall be automatically Extend for successive six (6) month periods (each such period, an “Extension Term”) until such End of Term notice Is given. No End of Term notice may be revoked without the written consent of the other party.

3. RENTAL

(a) The rental amount payable to Lessor by Lessee for the Equipment will be as set forth on the Schedule. As rent for Equipment, Lessee shall pay Lessor (i) in immediately available funds (by such method or means as Lessor shall, from time to time require) and in advance on the Base Term Commencement Date and on the first day of each subsequent month during the Base Term of the Lease the rental, per month (the “Base Monthly Rentar’), (or during any Renewal Term the amount of the rent agreed to by the parties, or during any Extension Term, the amount of rent payable as of the end of the preceding Base Term or Renewal Term, or at the Holdover Rate, as applicable) (al rental due during the term of the Lease, collectively the “Rent”) and (ii) on the installation Dale (and monthly thereafter until the Base Term

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Commencement Date occurs) an amount equal to 1/30th of the Base Monthly Rental for each Item times the number of days which will elapse from the earlier of the date any payment is made by Lessor for the purchase of such item or the Installation Date of such Item to the first day of the following month. Each remittance from Lessee to Lessor shall contain information as to the Lease for which payment Is made. If Lessor makes any progress or similar payment in respect of any Equipment, such payment shall be treated as an “Item” under the Lease, having an Installation Date of the date of such payment, and rent shall be payable with respect thereto as provided in this Subsection 3(a). If Lessor determines in its reasonable judgment that the Lease will not commence for any reason, then Lessee will, within ten (10) days after request by Lessor, repay to Lessor the amount of each such progress payment and all Installation Term rent shall be retained by Lessor.

(b) (I) For any payment of rent or other amount due under a Lease which is past due for more than three (3) days. interest shall accrue at the rate of 8% per annum, from the date such payment was due until payment is received by Lessor, and (ii) for any period during which Lessee is in default hereunder, interest shall accrue at the rate of 12% per annum; provided, that, in the case of clauses (i)) and (ii) if such rate shall exceed the maximum rate of interest allowed by law, then at such maximum rate. In addition to the above interest, Lessee shall pay Lessor a negotiated flat administrative fee equal to $150 for each such overdue payment in order to reimburse Lessor for its costs and expenses associated with such overdue payment and not as a penalty.

(c) Lessee may prepay, or be credited with amounts against, the Rent due pursuant to any Lease (at Lessee’s election), at any time or from time to time. In the event that the aggregate sum of (i) the unpaid Base Monthly Rentals for the Base Term of a Lease and (ii) the purchase option stated in such Lease, together with applicable sales tax, II any, and Lessor’s good faith estimate of the property tax as provided in Section 4 of this Master Agreement, is paid in full and satisfied in advance of the last the day of the last month of the Base Term, then, notwithstanding the notice requirements of Subsection 2(b) hereof or the remaining Base Term, either party may, by written notice given by either Lessor or Lessee to the other party, terminate such Lease upon thirty (30) calendar days’ notice.

4. TAXES

The term “Taxes” shall mean all taxes, fees and assessments due, assessed or levied by any foreign, federal, state or local government or taxing authority, and/or any penalties, fines or interest, which are imposed against or on the Equipment, its use, operation, or ownership, or the rentals or receipts due under the Lease, or penalties arising from the failure to file a return with respect to the Taxes, but shall not include any federal or state taxes based upon or measured by the income of Lessor (including receipt of Rent), except any such Tax that is imposed In lieu of sales or use tax on the Equipment. As of the commencement of the term of the Lease, Lessee shall if permitted by law, and unless otherwise provided In any Schedule, promptly report, file, and pay, and indemnify, and hold Lessor harmless with respect to any and all Taxes. Lessee will, upon request by Lessor, submit to Lessor written evidence of Lessee’s payment of all Taxes, the basis for its calculation thereof, and copies of any returns filed. Lessee shall also pay to Lessor upon demand (on or before the End of Term, if so requested) Lessor’s good faith estimate of any property Taxes allocable to the Lease, but not yet due and payable as of the End of Term including without limitation personal property taxes). Lessee and Lessor shall thereafter settle the amount due to be paid by Lessee or refunded by Lessor based on the actual property Tax paid. For the avoidance of doubt, Lessor is obligated to file all applicable state and local tax returns with respect to its ownership of the Equipment for the term of the Lease, and pay amounts due thereunder, including any state and local property taxes, subject, in each case, to Lessee’s reimbursement to Lessor any such taxes.

5. NET LEASE

The Lease is a net lease, it being the Intention of the parties that all costs, expenses and liabilities associated with the Equipment or its lease shall be borne by Lessee. Lessee’s agreement to pay an obligations under the Lease, including but not limited to Rent, is absolute and unconditional and such agreement is for the benefit of Lessor and its Assignee(s), as such term is defined in Subsection 11(a). Lessee’s obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever. Except as may be otherwise expressly provided in the Lease, it shall not terminate, nor shall the obligations of Lessee be affected by reason of any defect in or damage to, or any loss or destruction of, or obsolescence of, the Equipment or any Item from any cause whatsoever, or the interference with its use by any private person, corporation or governmental authority, or as a result of any Force Majeure Event (as defined in Subsection 21(g)). It is the express intention of Lessor and Lessee that all Rent and other sums payable by Lessee under the Lease shall be, and continue to be, payable in all events throughout the term of the Lease. The Lease shall be binding upon Lessee, its successors and permitted assigns and shall Inure to the benefit of Lessor and its Assignee(s).

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6. FINANCE LEASE STATUS

The parties agree, and Lessee represents for the benefit of Lessor and its Assignee(s), that this lease is a “Finance Lease” as defined by the Uniform Commercial Code (as currently set forth in Title XIII of the Ohio Revised Code, as the same may hereafter be amended, the “UCC”) and not a lease intended as security. Lessee acknowledges that either (a) Lessee has reviewed and approved any written Supply Contract (as defined in the UCC) covering the Equipment purchased from the “Supplier” (as defined in the UCC) thereof for lease to Lessee or (b) Lessor has informed or advised Lessee, in writing, either previously or by this Lease of the following: (i) the identity of the Supplier, (ii) that Lessee may have rights under the Supply Contract; and (iii) that Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract.

7. INSTALLATION, RETURN AND USE OF EQUIPMENT

(a) Upon delivery of the Equipment to Lessee, Lessee shall pay all transportation, installation, rigging, packing and insurance charges with respect to the Equipment. In the case of a sale and leaseback transaction, Lessee shall, upon the request of Lessor, certify the date the Equipment was first put into use. Except for Equipment which constitutes vehicles, Lessee will provide the required electric current and a suitable place of installation for the Equipment with all appropriate facilities as specified by the manufacturer.

(b) Lessee will at all times keep the Equipment In its sole possession and control. The Equipment shall not be moved from the Equipment Location staled in the Schedule without the prior written consent of Lessor and in no event shall the Equipment be moved outside the continental, contiguous United Stales. Lessee will comply with all laws, regulations, and ordinances, and all applicable requirements of the manufacturer of the Equipment which apply to the physical possession, use, operation, condition and maintenance of the Equipment. Lessee agrees to obtain all permits and 6oenses necessary for the operation of the Equipment.

(c) Lessee shall not without the prior written consent of Lessor affix or install any accessory, feature, equipment or device to the Equipment or make any improvement, upgrade, modification, alteration or addition to the Equipment (any such accessory, feature, equipment, device or improvement, upgrade, modification, alteration or addition affixed or installed, an “Improvement”). Title to all Improvements shall, without further act, upon the making, affixing or installation of such Improvement, vest solely in Lessor, except such Improvements as may be readily removed without causing material damage to the Equipment and without in any way affecting or impairing the originally Intended function, value or use of the Equipment (a “Severable Improvement”). Provided the Equipment is returned to Lessor in the condition required by the Lease, Including, but not limited to coverage under the manufacturer’s standard maintenance contract, title to any Severable Improvement shall vest in Lessee upon removal. Any Severable Improvement not removed from the Equipment prior to return shall al Lessor’s option remain the property of Lessor and shall be certified for maintenance by the manufacturer, all Lessee’s expense. Lessee shall notify Lessor In writing no less than sixty (60) days prior to the desired installation date of the type of Improvement Lessee desires to obtain. Lessor may, at any time within ten (10) days after receipt of the notice, offer to provide the Improvement to Lessee upon terms and conditions to be mutually agreed upon. Lessee shall notify Lessor of any third party offers and shall lease the Improvement from Lessor if Lessor meets the material terms of the third-party offer. If Lessee leases an Improvement from Lessor, such lease shall be under a separate Schedule, the Improvement shall not be placed in service by Lessee prior to acquisition by Lessor, and Lessee shall execute and deliver any document necessary to vest title to such Improvement in Lessor. Lessee shall cause all Improvements to be maintained, at Lessee’s expense, in accordance with the requirements of Section 8. Unless otherwise agreed to by Lessor, upon the expiration or earlier termination of the Lease, any Improvement shall be d installed and removed from the Equipment by the manufacturer, at Lessee’s expense. H the Improvement Is removed, the Equipment shall be restored to its unmodified condition and shall be certified for maintenance by the manufacturer, at Lessee’s expense. In the event an Improvement is provided to Lessee or financed by a party other than Lessor, Lessee shall cause such party to execute and deliver to Lessor such documents as shall be required by Lessor to protect the undiminished and undiluted interests of Lessor and any Assignee(s) in the Equipment and the affected Lease.

(d) Lessee shall at the termination of the Lease for any reason at its expense, de-install, pack and return all but not less than all, the Equipment to Lessor at such location within the continental United States as shall be designated by Lessor in the same condition and appearance as of the installation Date, reasonable wear and tear excepted, and in good operating order and repair, with all current engineering changes prescribed

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by the manufacturer of the Equipment or a maintenance contractor approved by Lessor (the “Maintenance Organization”) incorporated in the Equipment Upon redelivery to Lessor, Lessee shall arrange and pay for such repairs (“d any) as are necessary for the manufacturer of the Equipment or a Maintenance Organization to accept the Equipment under a maintenance contract al its then standard rates. If the Equipment is not redelivered to Lessor in conformity with all applicable provisions hereof upon the End of Term, then in addition to any other rights and remedies Lessor may otherwise have under the Lease, rental shall be payable by Lessee with respect to such Equipment at a monthly rate determined by Lessor in its reasonable discretion to be the fair market rental that would be payable for the monthly rental of such Equipment In Its required condition, but in no event less than one hundred twenty-five percent (125%) of the then current Rental (in either case, the “Holdover Rate”) The Holdover Rate shall be communicated In writing by Lessor to Lessee following the scheduled date of redelivery, and shall be payable from such scheduled dale through the date of actual redelivery of the Equipment in conformity with all applicable provisions of this Lease; or the date on which the Equipment Is brought into conformity with all such provisions, if later.

8. MAINTENANCE AND REPAIRS

Lessee shall, during the term of the Lease, maintain in full force and effect a contract with the manufacturer of the Equipment or a Maintenance Organization covering at least prime shift maintenance of the Equipment. Lessee upon request shall furnish Lessor with a copy of such maintenance contract as amended or supplemented. During the term of the Lease, Lessee shall, at its expense, keep the Equipment in good working order, repair, appearance and condition and make all necessary adjustments, repairs and replacements, all of which shall become the property of Lessor. Lessee shall not use or permit the use of the Equipment for any purpose for which, in the opinion of the manufacturer of the Equipment or the Maintenance Organization, the Equipment is not designed or intended.

9. OWNERSHIP, LIENS AND INSPECTIONS

(a) Lessee shall keep the Equipment free from any marking or labeling which might be interpreted as a claim of ownership by Lessee or any party other than Lessor and its Assignee(s), and shall affix and maintain tags, decals or plates furnished by Lessor on the Equipment indicating ownership and title to the Equipment in Lessor or Its Assignee(s). Upon at least three (3) business days’ notice (and during the occurrence and continuance of an Event of Default, with or without notice) to Lessee, Lessor or its agents shall have access to the Equipment and Lessee’s books and records with respect to the Lease and the Equipment during regular business hours for the purpose of inspection and for any other purposes set forth in the Lease, subject to the health, safety, security and environmental requirements of Lessee; provided, that, absent the occurrence of an Event of Default, such right of access shall not be exercised by Lessor more than quarterly during any calendar year. There shall be no frequency limitation on Lessor’s right to inspect after the occurrence of an Event of Default.

(b) Lessee shall execute and deliver such instruments, Including UCC financing statements, as may need to be filed to evidence the Interest of Lessor and its Assignee(s) in the Equipment and the Lease subject to Lessee’s reasonable, prompt and timely comments thereon. Lessee authorizes Lessor and its Assignee(s) to file UCC financing statements without Lessee’s signature to evidence the interest of Lessor and Its Assignee(s) in the Equipment and the Lease. Lessee has no interest In the Equipment except as expressly set forth in the Lease, and that Interest Is a leasehold interest. Lessor and Lessee agree, and Lessee represents for the benefit of Lessor and s Assignee(s) that the Lease is intended to be a “true lease” as the term is commonly used under the Internal Revenue Code of 1986, as amended (the “Code”). In the event that a Lease is deemed to be a lease intended as security” or is otherwise deemed to be a secured loan, conditional sale, and/or not a Finance Lease or “true lease” (any of the foregoing, a “Conditional Sale”), then Lessee shall be deemed to have granted Lessor a first priority security interest in the Equipment related to such Lease to secure al of Lessee’s obligations to Lessor under such Lease and such security interest shall be perfected in accordance with the laws of the jurisdiction in which the Equipment is located and the jurisdiction of organization of Lessee.

(c) LESSEE SHALL KEEP THE LEASE, THE EQUIPMENT AND ANY IMPROVEMENTS FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES OF WHATSOEVER KIND (EXCEPT FOR PERMITTED ENCUMBRANCES DEFINED BELOW) AND LESSEE SHALL NOT ASSIGN THE LEASE OR ANY OF ITS RIGHTS UNDER THE LEASE OR SUBLEASE ANY OF THE EQUIPMENT OR GRANT ANY RIGHTS TO THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. No permitted assignment or sublease shall relieve Lessee of any of its obligations under the Lease and Lessee agrees to

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pay all costs and expenses Lessor may reasonably incur in connection with the failure of Lessee to comply with the foregoing. For purposes of this Master Agreement and each and every Lease, “Permitted Encumbrances” shall mean (i) any lien for taxes or assessments that not yet due or delinquent or which are being contested by Lessee in and through appropriate proceedings, (ii) any statutory or other lien arising in the ordinary course of business and by operation of law with respect to a liability that is not yet due or delinquent or which is being contested by Lessee in and through appropriate proceedings, (in) any pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and regulations, and (N) any lien released on or prior to the date hereof without liability or obligation attaching to the Equipment

10. DISCLAIMER OF WARRANTIES

LESSOR LEASES THE EQUIPMENT “AS IS” AND BEING NEITHER THE MANUFACTURER OF THE EQUIPMENT NOR THE AGENT OF EITHER THE MANUFACTURER OR THE SUPPLIER, LESSOR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENTS OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH (I) THE DEFICIENCY OR INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (II) ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, (Ill) THE USE OR PERFORMANCE OF THE EQUIPMENT, OR (iv) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE, WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING AND WHETHER OR NOT FORESEEABLE.

(a) For the Term of the Lease, Lessor assigns and transfers to Lessee (to the extent possible), and Lessee may have the benefit of, any and all manufacturer’s warranties, service agreements and patent indemnities, if any, with respect to the Equipment; provided, however, that Lessee’s sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the manufacturer of the Equipment and not against Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of Lessor or Lessee with respect to the Lease.

11. ASSIGNMENT BY LESSOR

(a) Lessee acknowledges and understands that Lessor may assign to a successor, financing lender and/or purchaser (the “Assignee”), all or any part of Lessor’s right, title and interest in and to the Lease and the Equipment and Lessee hereby consents to such assignment(s). In the event Lessor transfers or assigns, or retransfers or reassigns, to an Assignee all or part of Lessor’s interest in the Lease, the Equipment or any sums payable under the Lease, whether as collateral security for loans or advances made or to be made to Lessor by such Assignee or otherwise, Lessee covenants that, upon receipt of notice of any such transfer or assignment and instructions from Lessor, (i) Lessee shall, if so instructed, pay and perform its obligations under the Lease to Assignee (or to any other party designated by Assignee), and shall not assign the Lease or any of its rights under the Lease or permit the Lease to be amended, modified, or terminated without the prior written consent of Assignee; and (ii) Lessee’s obligations under the Lease any abatement, reduction, recoupment, defense, offset or counterclaim for any reason, alleged or proven, including, but not limited to, defect in the Equipment, the condition, design, operation or fitness for use of the Equipment or any loss or destruction or obsolescence of the Equipment or any part thereof, the prohibition of or, other restrictions against Lessee’s use of the Equipment, the interference with such use by any person or entity, any failure by Lessor to perform any of Its obligations contained In the Lease, any insolvency or bankruptcy of Lessor, or for any other cause, and (ii) Lessee shall, upon request of Lessor, submit documents and certificates as may be reasonably required by Assignee to secure and complete such transfer or assignment, including but not limited to the documents set forth in Section 16(c) of this Master Agreement, (IV) Lessee shall deliver to Assignee copies of any notices which are required under the Lease to be sent to Lessor, and (v) Lessee shall, if requested, restate to Assignee the representations, warranties and covenants contained in the Lease (upon which Lessee acknowledges Assignee may rely) and shall make such other representations, warranties and covenants to Assignee as may be reasonably required to give effect to the assignment

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(b) By accepting any assignment or transfer of the Lease or any Interest therein, each Assignee shall be deemed to have agreed that, so long as Lessee ls not in default under the Lease, such Assignee shall take no action to interfere with Lessee’s quiet enjoyment, possession and use of the Equipment in accordance with the terms of the Lease. No such assignment or conveyance shall relieve Lessor of its express obligations, nor increase Lessee’s obligations, under the Lease and Lessee agrees it shall not look to any Assignee to perform any of Lessor’s obligations under the Lease. Lessee warrants that it will not enter into negotiations for future lease or financing transactions with an Assignee without prior written consent of Lessor.

12. QUIET ENJOYMENT

Lessor covenants that so long as Lessee is not in default under the Lease, Lessor shall take no action to interfere with Lessee’s quiet enjoyment, possession and use of the Equipment subject to and in accordance with the provisions of the Lease.

13. INDEMNIFICATION

(a) Save and 8lCC8pt to the extent set forth in Subsection 13(b) below, and save and except to the extent arising from the gross negligence or willful misconduct of Lessor or Assignee, Lessee shall and does agree to Indemnity, defend, protect, save and keep harmless Lessor and its Assignee{s) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, or expenses (Including legal fees and expenses) of any kind and nature whatsoever which may be imposed upon, incurred by or asserted against Lessor or its Assignee(s) in any way relating to or arising out of the Lease, the manufacture, ownership, lease, possession, use, condition, or operation of the Equipment (including, without limitation, those claims based on latent and other defects, whether or not discoverable, or claims based on strict liability, or any claim for patent, trademark or copyright infringement) or any misrepresentation by Lessee in the Lease or any related document or Lessee’s breach thereof (collectively, “Losses”). Lessor’s and Assignee’s rights arising from this Section shall automatically expire upon the expiration of the applicable statute of limitations upon which such claim is based; provided, however, that Lessee’s obligations under this Section shall not expire as to those claln11, actions, or suits made prior to the expiration of the applicable statute of limitations untl1such claims, actions, or suits are finally resolved by a court of competent jurisdiction with no further right of appeal, or the claiming party elects not to exercise its right to appeal Nothing in this Section shall limit or waive any right of Lessee to proceed against any service provider with respect to, or the manufacturer of, the Equipment, or any component thereof.

(b) Definitions. The following terms shall have the following meanings for purposes of this Master Agreement:

(i)	“Hazardous Materials Laws” means all applicable federal, state and focal statutes, laws, ordinances, regulations, rules, orders, determinations, directives and permits relating to any “Hazardous Materials,” including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Toxic Substances Control Act. as amended, the Hazardous Materials Transportation Act. as amended, the Federal Water Pollution Control Act, as amended, and the Resource Conservation and Recovery Ad, as amended.

(ii)	Hazardous Materials” means, without limitation, asbestos, urea formaldehyde}’de, polychlorinated biphenyis, petroleum and petroleum based products, methane, radon, lead, any flammable substance or material, any explosive, any radioactive substance or material and any hazardous, dangerous, toxic or regulated waste, substance, pollutant, contaminant or material, Including, without limitation, any substances or materials defined as or included within the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “Toxic substances” under any Hazardous Materials Laws.

(iii)	“Wetlands Laws” means, without limitation, 33 C.F.R. §328.3 and any comparable state and local law, statute, ordinance, rule or regulation.

(iv)	Terms that are capitalized in this Master Agreement but that are not otherwise defined in this Master Agreement shall have meaning ascribed to them in the Lease.

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(c) Representations aid Indemnity.

(1) Lessee represents and warrants that it will operate the Equipment in the manner of a reasonably prudent operator of a petroleum transport operator.

(2) Lessee covenants and agrees that: (i) Lessee shall, and Lessee shall cause all employees, agents, contractors and subcontractors of Lessee, and all other persons who now or hereafter may operate the Equipment, to be properly trained and versed in any and all federal, state or local statutes, laws, ordinances, rules, guidelines, regulations, orders or directives relating to health, safety, security and environmental conditions (including, but not limited to, any Hazardous Material Laws or Wetlands Laws).

(3) Lessee covenants and agrees to promptly, but in any event within five (5) business days of such event, notify Lessor in writing of: (0 any notices (whether such notices are received from the Environmental Protection Agency, or any other federal, state or local governmental agency or regional office thereof) of an actual violation or potential violation that is received by Lessee of any Hazardous Materials Laws or of any Wetlands Laws; (ii) 8IIY enforcement, cleanup, removal or other governmental or regulatory demands made in writing or actions instituted or completed pursuant to any Hazardo118 Materials Laws or Wetlands Laws; (iii) any claims or demands made in writing by any third party against any Lessee or the Facility or by any Lessee relating to actual or alleged damage, contribution obligations, cost recovery compensation, loss or Injury resulting from any Hazardous Materials or Wetlands (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials or Wetlands Claims’); and (iv) any discovery of any occurrence or condition as to an Item that could reasonably be determined to cause such Item or any part thereof to be otherwise subject to any restrictions under any Hazardous Materials Laws or Wetlands Laws that would, In the judgment of a reasonably prudent operator, cause such Item to be shut-down or Idled during the term of any Lease.

(4) Lessor shall have the right, but not the obligation, to join and participate in, as a party if Lessor so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials or Wetlands Claims and to have lessor’s reasonable attorneys’ and consultants’ fees in connection therewith paid by Lessee upon demand.

(5) During the term hereof, Lessee shall be solely responsible for, and Lessee agrees to indemnify, protect, defend and hold harmless Lessor, its members, directors, officers, employees, agents, successors, assigns and affiliates (collectively, “Indemnified Parties”) from and against, any claim, action, cause of action, lien (except for Permitted Encumbrances), penalty, fine, loss, damage, cost, expense or liability, directly or indirectly, in whole or in part, arising out of or attributable to: (1) the breach, violation or threatened violation of any applicable environmental law, ordinance, regulation, rule, order, determination, directive or permit Including, but not limited to, Hazardous Materials Laws and Wetlands Laws, relating to Lessee and/or the Equipment; and (2) the Impermissible release, discharge, or disposal of Hazardous Materials from an Item, including, without limitation: (a) all consequential damages; (b) the cost of any required or necessary repair, response, cleanup, remediation or detoxification of the item or any adjoining property, Including the soil and ground water thereof, and the preparation and implementation of any remedial or other required plans incurred by Lessor; and (c) an costs and expenses incurred by the Indemnified Parties or any of them in connection with the things described in clauses (a) and (b), Including but not limited to reasonable attorneys’ and consultants’ fees; provided, however, that nothing contained in this paragraph shall be deemed to (ii) create or give any rights to any person other than Lessor and Its successors and assigns, it being Intended that there shall be no third party beneficiary of such provisions, or (i0 preclude Lessee from seeking indemnification from, or otherwise proceeding against, any third party including, or to seek reimbursement from any insurance policy.

(6) Any costs or expenses incurred by Lessor for which Lessee is responsible or for which Lessee has indemnified the Indemnified Parties or any of them shall be paid to Lessor on demand, and failing prompt payment, shall earn interest at the default rate of 12% per annum until paid in full

(d) Survival Notwithstanding anything in this Master Agreement or any al the other documents by and between the parties to the contrary, the representations and undertakings of Lessee In this Master Agreement shall expire upon the expiration of the applicable statute of limitations with respect to which such claim is based; provided, however, that Lessee’s obligations under this Section shall not expire as to those claims, actions, or suits made prior to the expiration of the applicable statute of Limitations until such claims, actions, or suits are finally resolved by a court of competent jurisdiction with no further right of appeal,

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or the claiming party elects not to exercise its right to appeal Lessee further acknowledges and agrees that this Master Agreement and the obligations al Lessee shall not be affected by the invalidity or unenforceability of any term or provision of this Master Agreement, any Lease, and any documents ancillary thereto, by and between the parties or by the dissolution or termination of existence of Lessee.

(e) Successors and Assigns. The provisions contained in this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. Notwithstanding anything to the contrary contained in this Master Agreement. Lessee shall have no obligation to defend, indemnify or hold harmless Lessor or Its Assignees from any Losses to the extent such Losses arise out of or result from an environmental condition or contamination occurring subsequent to the End of Term of the applicable Lease.

14. RISK OF LOSS

(a) Lessee assumes and shall bear the entire risk of loss and damage, whether or not insured against, of every Item from any and every cause whatsoever as of the date the Equipment is delivered to Lessee.

(b) In the event of loss or damage of any kind to any Item, Lessee shall use all reasonable efforts to place the Item in good repair, condition and working order to the reasonable satisfaction of Lessor within sixty (60) days of such loss or damage, unless the manufacturer of the Equipment or a Maintenance Organization determines that such Item has been irreparably damaged, in which case Lessee shall within ten (1OJ days of such determination of irreparable loss, make its election to either pay Lessor the Stipulated Loss Value (as set forth In Attachment A to this Master Agreement) for the irreparably damaged Item or replace the irreparably damaged Item, all as provided in this Section. To the extent that the Item is damaged but not irreparably damaged and if Lessee ls entitled, pursuant to the insurance coverage, to obtain proceeds from such insurance for the repair of the Item, Lessee (provided no Event of Default has occurred) may arrange for the disbursement of such proceeds to the manufacturer or other entity approved by Lessor to perform the repairs to pay the cost of repair. However, Lessee’s obligation to timely repair the damaged Item is not contingent upon receipt of such insurance proceeds.

(c) In the event that Lessee elects to pay Lessor the Stipulated Loss Value for the irreparably damaged Item, Lessee shall (i) pay such amount (computed as of the first day of the month following the determination of the irreparable damage) to Lessor on the first day of the month following the election by Lessee as provided in (b) above, (i0 pay all Base Monthly Rental for the Item up to the date as al which the Stipulated Loss Value Is paid to Lessor; and (iii) arrange with the applicable Insurance company (with the consent of Lessor) for the disposition of the Irreparably damaged Item if not all the Equipment is irreparably damaged, the Value for Calculation of Stipulated Loss Value value”) as set forth on the Schedule for the irreparably damaged Item shall be multiplied by the applicable percentage set forth In Attachment A to compute the Stipulated Loss Value for such irreparably damaged Item, and the Base Monthly Rental for the undamaged Equipment remaining due (after payment of the Stipulated Loss Value for the irreparably damaged Hem) shall be that amount resulting from multiplying the original Base Monthly Rental by the ratio of the Value of the undamaged Equipment divided by the Value for all the Equipment prior to the damage.

(d) If Lessee elects to replace the irreparably damaged Item, Lessee shall continue all payments under the Lease without interruption, as I no such damage, loss or destruction had occurred, and shall replace such irreparably damaged Item, paying all costs associated with the replacement, and Lessee shall be entitled to ill8Urance proceeds up to the amount expended by Lessee In effecting the replacement. Lessee shall within twenty (20) days following the date of determination of irreparable damage, effect the replacement by replacing the irreparably damaged Item with a “Replacement Item” so that Lessor has good, marketable and unencumbered title to such Replacement Item. The Replacement Item shall have a fair market value equal to or greater than the Item replaced prior to such loss, and anticipated to have a fair market value at the expiration of the Base Term equal to the fair market value that the replaced Item would have had at the end of the Base Term, and be of the same manufacture, model and type and of at least equal capacity to the Item for which the replacement is being made. Upon delivery, such Replacement Item shall become subject to all of the terms and conditions of the Lease. Lessee shall execute all instruments or documents necessary to affect the foregoing.

(e) For purposes of each Lease, the term “fair market value” shall mean the price that would be obtained in an arm’ length transaction between a willing buyer-lessee and a willing seller-lessor under no compulsion to sell or lease. In determining the fair market value, the Equipment shall be assumed to be in the condition in which is required to be maintained and returned in the Lease. The Equipment shall be valued on a fully assembled, Installed and operational basis.

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15. INSURANCE

During the term of the Lease, Lessee, at Its own expense, shall maintain in regard to the Equipment, Cause of Loss Special Form, property in transit insurance worldwide in scope (i.e., covers claims for damages to an Item anywhere in the world), if the Equipment or any item thereof is removed from its Equipment location, as specified in the applicable Schedule (in each case in an amount not less than the Stipulated Loss Value as identified on Attachment A) and commercial general liability Insurance in amounts and with carriers reasonably satisfactory to Lessor. In lieu of obtaining the Cause of Loss Special Form insurance, Lessee may, with Lessor’s prior written consent (which shall not be unreasonably denied or delayed), participate in a self-insurance program (i.e., a “risk management pool”). Lessor shall consider such factors as the then creditworthiness of the Lessee and Lessee’s Guarantors, the participants in the self-insurance program, the administrator of such program, and such other information as to the program as Lessor may reasonably request in determining whether to consent to Lessee’s request. Any such insurance shall name Lessor, its successors and/or assigns, as additional insureds, and, as for the Special Form coverage, loss payees, as their interests may appear. Lessee shall not terminate, cancel or alter any Insurance coverage hereunder without at least thirty (30) da)’S prior written notice to Lessor and Assignee. Coverage afforded to Lessor shall not be rescinded, impaired, or invalidated by any act or neglect of Lessee. Lessee agrees to supply to Lessor, upon request, evidence ol such insurance.

16. REPRESENTATIONS AND WARRANTIES OF LESSEE; FINANCIAL STATEMENTS

(a) Lessee represents and warrants to Lessor and the Assignee that (ij the execution, delivery and performance of this Master Agreement and the Lease were duly authorized and that upon execution of this Master Agreement and the Lease by Lessee and Lessor, the Master Agreement and the Lease will be in full force and effect and constitute a valid, legal and binding obligation of Lessee, and enforceable against Lessee in accordance with their respective terms subject to bankruptcy, Insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity (whether considered at law or equity); (ii) the Equipment is accurately described in the Lease and all documents of Lessee relating to the Lease; (ii) Lessee is in good standing in the jurisdiction of its organization; (iv) no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other government authority or agency is required with respect to the execution, delivery and performance by Lessee of this Master Agreement or the Lease or, If any such approval, notice, registration or action is required, it has been obtained or done prior to Lessee’s execution and delivery of the Master Agreement and the Lease; (v) the entering into and performance of this Master Agreement and the Lease will not violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee’s governing documents, or result in any breach of, or constitute a default under any material contract or obligation of Lessee, or result in the creation of any r1en, charge, security interest or other encumbrance upon the Equipment (except Permitted Encumbrances) pursuant to any instrument to which Lessee is a party or by which it or its property may be bound, except for liens in favor of Lessor created pursuant to this Master Agreement and any Lease; (vi) there are no actions, suits or proceedings pending, or to the knowledge of Lessee, threatened, before any court or administrative agency, arbitrator or governmental body which will, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under the Lease or any related agreement to which it is a party; (vii) aside from the Master Agreement and the Lease, there are no additional agreements between Lessee and Lessor relating to the Equipment; (viii) any and all financial statements and other information with respect to Lessee or Lessee’s Guarantor (defined below) supplied to Lessor both at the time of delivery to Lessor and at the time of execution of the Lease and any amendment of the Lease, are accurate, true and complete in all material respects; and (ix) the Lease is a commercial lease, and none of the Equipment is intended or will be used for personal, family or household purposes. The foregoing representations and warranties shall survive the execution and delivery of the Lease and any amendments hereto and shall inure to the benefit of Lessor and its Assignee(s).

(b) During the term of the Lease, Lessee will provide Lessor with (i) the annual audited financial statements of Lessee, including consolidating financial statements reflecting subsidiary or affiliated companies, within 120 days after the close of Lessee’s fiscal year, and (fi) the quarterly financial statements of Lessee, with similar consolidating financial statements, within 60 days after the close of each of its first three fiscal quarters. If Lessee Is a subsidiary of another company or ii there is a guarantor(s) of the Lease (if any, “Lessee’s Guarantor”), Lessee will also supply any Lessee’s Guarantor’s, or any other such company’s or individual’s financial statements by the

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dates and format as described above. Lessor’s obligation to perform under any Lease is subject to the condition that the financial statements furnished to Lessor by Lessee present fairly the financial condition and results of operations of Lessee and its affiliated companies, if any, and of Lessee’s Guarantor as of the date of such financial statements, and that since the date of such statements there have been no changes in the assets, liabilities or condition (financial or otherwise) which would result in a materially adverse effect. If at any time during the term of the Lease there isa change in the landlord or the mortgagee of any Equipment Location, or I there is a replacement of the lender or secured party under any material credit agreement from which Lessor has received a subordination or lien waiver, then Lessee will notify Lessor of such changes fifteen (15) days prior to such changes coming into effect and will provide to Lessor new subordination or waiver agreements from such replacement parties in form and substance reasonably satisfactory to Lessor. Lessee shall also provide Lessor with such other statements concerning (i) the financial position of Lessee and Lessee’s Guarantor, if any, and (ii) the Equipment as Lessor may from time to time request.

(c) Upon Lessor’s request, Lessee shall, with respect to each Lease, promptly deliver to Lessor (i) a certificate of a secretarial officer of Lessee certifying the organizational document, resolution (specific or general) or corporate action authorizing the transactions contemplated in the Lease; (ij) an incumbency certificate certifying that the person signing this Master Agreement, the Lease or any related document holds the office the person purports to hold and has authority to sign on behalf of Lessee; (iij) a customary legal opinion of Lessee’s counsel with respect to matters reasonably contemplated by the representations in clauses (i), (iij), (iv), and (v) of Subsection 16(a); (iv) an agreement with Lessor’s Assignee with regard to any assignment as referred to in Section 11; (v) the purchase documents if Lessee has sold or assigned its interest in the Equipment to Lessor; (vi) an insurance certificate evidencing the insurance provided by Lessee pursuant to Section 15; and (vii) an Installation Certificate duly executed by Lessee. Failure by Lessee to deliver any of these documents when due shall allow Lessor, at Lessor’s option, to continue the Installation Term for the Lease thus delaying the Base Term Commencement Date, to increase the Base Monthly Rental to recover costs incurred by Lessor as a result of the delay, or to cancel the Lease as provided in Section 17.

(d) Lessee shall provide to Lessor and Lessor’s Assignee at least two (2) weeks prior written notice of any proposed change in Lessee’s name, jurisdiction of organization or form of organization.

(e) Lessee shall not release or terminate any UCC filing made in connection with the Lease or the Equipment without the consent of Lessor, save and except for UCC filings unreleased by Lessor subsequent to the End of Term al any Lease as provided in ORC § 1309.509.

(f) Lessee shall not exercise Is right to divide as provided under the laws of the state of its organization, if any such right exists, so long as there are obligations owed Lessor under any agreement, without the express prior written consent of Lessor, such consent not to be unreasonably withheld, delayed or conditioned.

(g) Lessee shall comply with the following financial covenants: (i) Fixed Charge Coverage Ratio. Lessee shall maintain a Fixed Charge Coverage Ratio of not less than 2.00 to 1.00, calculated and tested as of the last day of each fiscal quarter during the Base Term on a trailing twelve-month basis beginning with the fiscal quarter ending December 31, 2021. As used herein, “Fixed Charge Coverage Ratio” means (1) the EBITDA of Lessee, being the sum of net income plus(+) interest expense, plus (+) federal, state and local income taxes, plus (+) depreciation and amortization, such sum to be divided by (2) the aggregate payment obligations of Lessee, being the principal payments on all long-term debt, plus(+) Interest expense, plus(+) federal, state and local Income taxes.

(ii) Leverage Ratio. Lessee shall maintain a Leverage Ratio of not more than 3.00 to t .00, calculated and tested as of the last day of each fiscal quarter during the Base Term beginning with the fiscal quarter ending December 31, 2021. As used herein, the “Leverage Ratio” means total liabilities minus(-) Subordinated Debt, as defined below, divided by(+) tangible net worth (total assets minus(-) intangible assets, which include patents and copyrights, minus (-) total liabilities, plus (+) Subordinated Debt. “Subordinated Debi” means the present balance of liabilities owed by Lessee to its equity members, officers, and affiliated companies, as identified in a debt schedule provided by Lessee of the same date as the applicable fiscal quarter financial statements for which this Leverage Ratio Is being calculated.(iii) Cash Flow Distribution: After the Base Term Commencement Date and continuously thereafter while any Rent payments are due and owing Lessor, any equitable distribution of cash by Lessee to its members is subject to the approval of Lessor, which approval shall not be unreasonable withheld, conditioned or delayed.

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17. DEFAULT, REMEDIES

(a) The following shall be deemed “Events of Default” under the Lease:

(1) Lessee fails to pay any installment of Rent or other charge or amount due under the Lease within the sooner to occur of: (i) five (5) days after such payment is due; and (ii) two (2) days after Lessee receives notice that such payment is overdue; or

(2) Except as expressly permitted in the Lease, Lessee attempts to, or actually does, remove, sell, encumber, assign or sublease any of the Equipment, fails to insure any of the Equipment, or fails to deliver any documents required of Lessee under the Lease; or

(3) Lessee attempts to, or actually does, exercise its right to divide as provided under the laws of the state of its organization, if any such right exists, without first obtaining Lessor’s prior written consent; or

(4) Any representation or warranty made by Lessee or Lessee’s Guarantor in the Lease or any guaranty or any document supplied in connection with either (including without limitation any financial statement) Is misleading In any material respect on the date when made or delivered, as the case may be; or

(5) Lessee fails to maintain the insurance required in Section 15 herein above; or

(6) Lessee’s Guarantor: (a) Is in default of any obligation under the applicable guaranty or repudiates its obligations thereunder or (b) is a natural person who dies or is adjudicated non compos mentis during the term of any applicable lease; or

(7) Lessee fails to observe or perform any of the other obligations required to be observed by Lessee under the Lease, and such default shall continue unremedied for a period of thirty (30) days of Lessee’s first knowledge of such failure, or if Lessee institutes and thereafter diligently pursues such cure within such thirty (30) day period such failure is not remedied within ninety (90) days after Lessee is aware of such failure; or

(8) Lessee or Lessee’s Guarantor: (a) ceases doing business as a going concern; (b) sells all or a material portion of its assets or more than 50% of Lessee’s voting control is transferred to another entity or person, in either case in one or more related transactions (without regard to the amount of time between any two such transactions or the relationship between the transferring entity and the entity to which such interests or assets are transferred); (c) makes an assignment for the benefit of creditors; (d) admits In writing its inability to pay its debts as they become due; (e) files a voluntary petition in bankruptcy; (f) is adjudicated a bankrupt or an insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting or failing to deny the material allegations of a petition filed against It in any such proceeding; (g) remains in default under any material credit agreement involving indebtedness in excess of $500,000 for a period of ten (1O) business days; (h) has suffered a material adverse change in its financial condition or business operations; or (i) consents to or acquiesces in the appointment of a trustee, receiver, or liquidator for it or of all or any substantial part of its assets or properties, or if ii or its trustee, receiver, liquidator or shareholders shall take any action to effect its dissolution or liquidation, and, in each case, such proceeding is not discharged within sixty (60) days; or

(9) If within sixty (60) days after the commencement of any proceedings against Lessee or Lessee’s Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if within sixty (60) days after the appointment (with or without Lessee’s or Lessee’s Guarantor’s consent) of any trustee, receiver or liquidator of it or all of or any substantial part of its respective assets and properties, .such appointment shall not be vacated; or

(10) Lessee is in default in the payment or performance of any obligation under any agreement with Lessor, whether, by way of example and not limitation, a lease, a loan or an instrument.

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(b) Upon the occurrence and continuance of any Event of Default, Lessor may declare Lessee to be in default. Lessee authorizes Lessor at any time thereafter to enter any premises where the Equipment may be and take possession of the Equipment or render ii unusable. If Lessor elects or is required to file a replevin action, Lessee hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto. Lessee shall, upon such declaration of default, without further demand, immediately pay Lessor an amount which is equal to (i) any unpaid amount due on or before Lessor declared the Lease to be in default, plus (ii) as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value for the Equipment computed as of the date the last Base Monthly Rental payment was due prior to the date Lessor declared the Lease to be in default, together with interest, as provided herein, plus (iii) all attorney and court costs incurred by Lessor or its Assignee relating to the enforcement of its rights under the Lease. After the occurrence and continuance of an Event of Default, at the request of Lessor and to the extent requested by Lessor, Lessee shall immediately comply with the provisions of Subsection 7(d) and Lessor may sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, without having any Item present at the place of sale; or Lessor may lease, otherwise dispose of or keep idle all or part of the Equipment, subject, however, to any obligation at law or in equity to mitigate damages. The proceeds of sale, lease or other disposition, if any, of the Equipment shall be applied (1) to all Lessor’s costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment including reasonable attorney fees; then (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment and all other sums owed by Lessee under the Lease, including any unpaid Rent which accrued to the date Lessor declared the Lease to be in default and indemnities then remaining unpaid under the Lease; then (3) to reimburse to Lessee the amount of the Stipulated Loss Value previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor (or, in the case of a Conditional Sale, any surplus shall be remitted to Lessee). Lessee shall pay Lessor any deficiency in (1) and (2) immediately. Lessor may also proceed by appropriate court action, either at law or in equity, without posting bond, to enforce performance by Lessee of the applicable covenants of the Lease or to recover damages for the breach of the Lease.

(c) The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of any future breach of the same or any other obligation. The subsequent acceptance of rental payments under the Lease by Lessor shall not be deemed a waiver of any such prior existing breach at the time of acceptance of such rental partners. The rights afforded Lessor under Section 17 shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for the Lease or now or later existing in law (including as appropriate all the rights of a secured party or lessor under the UCC) or in equity and Lessor’s exercise or attempted exercise of such rights or remedies shall not preclude the simultaneous or later exercise of any or all other rights or remedies.

(d) In the event Lessee shall fall to perform any of its obligations under the Lease, then Lessor may perform the same, but shall not be obligated to do so, at the cost and expense of Lessee. In any such event, all such costs and expenses shall become immediately due and payable upon Lessee’s receipt of an invoice, therefore.

18. LESSOR’S TAX BENEFITS

Unless otherwise provided in the Schedule, Lessee acknowledges that Lessor shall be entitled to claim for federal income tax purposes depreciation deductions (based on Lessor’s ownership of the Equipment during the term of the Lease, hereinafter called “Depreciation Deductions”) and in an amount based on Lessor’s cost to acquire the Equipment. Lessor may use any method of depreciation or other cost recovery formula permitted by the Code. Lessor may also claim interest deductions (“Interest Deductions”) as permitted by the Code on the aggregate interest paid to any Assignee. Lessee agrees to take no action inconsistent (including the voluntary substitution of Equipment) with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Depreciation Deductions or Interest Deductions. Lessee hereby indemnifies Lessor and its Assignee(s) from and against (a) any loss, disallowance, unavailability or recapture of Depreciation Deductions or Interest Deductions resulting solely from any action or failure to act of Lessee, including the voluntary substitution of the Equipment, plus (b) all interest, penalties, costs, (including attorney fees), or additions to tax resulting from such loss, disallowance, unavailability or recapture.

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19. SECURITY DEPOSITS

For the purpose of securing all of Lessee’s obligations under this Master Agreement and all Schedules, Lessee grants Lessor a security interest In any security deposit described in any Schedule. Any such security deposit may be commingled by Lessor with other funds without any interest payable to Lessee. Upon an Event of Default by Lessee under a Lease, Lessor may, but shall not be ob6gated to, apply any such security deposit to any obligation of Lessee under any Lease, in which event Lessee shall promptly restore the amount thereof on demand. Upon compliance by Lessee with all terms of the Master Agreement and each Schedule, and within thirty (30) days after the End of Term, Lessor shall return lo Lessee the balance of any such security deposit relating to such Lease. Lessee agrees that, in the event of Lessee’s bankruptcy, Lessor shall be entitled to set off and retain any amount of the security deposit against any and all amounts due to Lessor from Lessee, whether such amounts are classified as “pre-petition” or “post-petition” liabilities and whether or not the same are entitled to priority.

20. RESERVE PAYMENTS

For the purpose of securing all of Lessee’s obligations under this Master Agreement and all Schedules, Lessee grants Lessor a security interest in any reserve payments described in any Schedule (the “Reserve Payments”). Lessor shall have no duty to account to Lessee for interest, if any, earned on such Resef\19 Payments. Such Reserve Payments may be commingled by Lessor with its other funds. Upon an Event of Default by Lessee under each Lease, Lessor may, but shall not be obligated to, apply any such Reserve Payments to any obligation of Lessee under any Lease, in which event Lessee shall promptly restore the amount thereof on demand. Upon compliance by Lessee with all terms of this Master Agreement and each Schedule, and within thirty (30) days after the End of Term of the last Schedule then outstanding under this Master Agreement, Lessor shall return to Lessee the balance of any such Reserve Payments. Lessee agrees that, In the event Lessee: (a) files a voluntary petition in bankruptcy; (b) is adjudicated a bankrupt or an insolvent; or (c) files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting or failing to deny the material allegations of a petition filed against it in any such proceeding, Lessor shall be entitled to set off and retain any amount of the Reserve Payments against any and all amounts due Lessor from Lessee, whether such amounts are classified as “pre-petition” or “post-petition” liabilities and whether or not the same are entitled to priority.

21. GENERAL

(a) EACH LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO (THE “STATE1, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE. LESSOR AND LESSEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF EACH LEASE OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE. EACH OF THE PARTIES ALSO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT IN THE STATE OF OHIO. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(b) The Lease constitutes the entire and only agreement between Lessee and Lessor with respect to the lease of the Equipment, and the parties have only those rights and have incurred only those obligations as specifically set forth herein. The covenants, conditions, terms and provisions of the Lease may not be waived or modified orally. The Lease may not be amended or discharged except by a subsequent written agreement entered into by duly authorized representatives of Lessor and Lessee.

(c) All notices, consents or requests desired or required to be given under the Lease shall be in willing and shall be delivered in person or sent by certified mail, return receipt requested, or by courier service to the address of the other party set forth in the introduction of the Master Agreement or to such other address as such party shall have designated by proper notice.

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(d) Each Schedule shall be executed in two counterparts, consecutively numbered. To the extent, if any, that a Schedule constitutes chattel paper (as such term is defined in the UCC), no security interest in the Schedule may be created through the physical transfer or possession of any counterpart other than Counterpart No.1 thereof. The Master Agreement is not chattel paper by itself.

(e) Section headings are for convenience only and shall not be construed as part of the Lease.

(f) To the extent permitted by applicable law, ii is expressly understood that all of the Equipment shall be and remain personal property, notwithstanding the manner in which the same may be attached or affixed to realty, and, upon Lessor’s request, Lessees shall secure from its mortgagee, landlord or owner of the premises a waiver in form and substance reasonably satisfactory to Lessor.

(g) The obligations of Lessor under the Lease shall be suspended to the extent that ii is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God or the public enemy, fires, storms, accidents, failure of the Supplier to deliver any Item, governmental regulations or interferences, declaration of a national emergency, the outbreak of an epidemic, or any cause whatsoever not within the reasonable control of Lessor (a “Force Majeure Event”). Lessor shall take commercially reasonable steps to ameliorate and remove the Force Majeure Event to enable it to resume performance hereunder. Notwithstanding anything to the contrary in any other writing, a Force Majeure Event shall be deemed not to have occurred (i) to the extent a Force Majeure Event was intentionally initiated or acquiesced to by Lessor, or Oi) the inability of Lessor to perform was caused by Lessor’s lack of available funds.

(h) Any provision of the Master Agreement or any Schedule prohibited by, or unlawful or unenforceable under, any applicable law of any Jurisdiction shall be ineffective as to such jurisdiction without invalidating the remaining provisions of the Master Agreement and such Schedule in such jurisdiction or invalidating such provision in any other jurisdiction.

(i) As an administrative convenience to Lessor and Lessee, Lessee agrees that Lessor shall have the right, without further act or authorization by Lessee, to insert or complete missing or incomplete terms in any Schedule or other document relating to the Lease, including without limitation serial numbers and dates, and to correct manifest errors in such terms; provided that such changes do not materially alter the intent of both parties. Lessee shall execute and deliver such documents and instruments as Lessor may reasonably request in order to confirm any such insertion, completion or correction.

(j) Lessee agrees that Lessor may charge Lessee, and Lessee agrees to pay Lessor, reasonable administrative fees to perform any action requested by Lessee that Lessor is not otherwise expressly required to perform under the Lease.

(k) Each Lease and each writing executed and delivered by the parties in connection herewith shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

(l) If more than one person or entity signs this Master Agreement, then the liability of the undersigned under each Schedule Issued pursuant hereto shall be joint and several, and this Master Agreement shall be enforceable in full against each of the undersigned.

(m) Each of Lessor and Lessee agrees to execute and deliver such additional documents and to take such other and further actions as may be necessary and appropriate to fully carry out the transactions contemplated by this Master Agreement.

(n) Attached to this Master Agreement as Attachment “B” is a reasonably similar copy of current form of Master Equipment Lease in effect between Lessee, as lessor, and various third parties, as lessees, as may be amended from time to time.

[THE REMAINING SPACE ON THIS PAGE WAS LEFT BLANK INTENTIONALLY. THE NEXT PAGE IS THE SIGNATURE PAGE.]

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Lessee:	Meridian Equipment Leasing LLC	Lessor:	Maxus capital Group, LLC
By: Jorgan Development, LLC, its Manager

By:		By:

Print Name:		Print Name:

Title:		Title:

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Maxus

CAPITAL GROUP

ATTACHMENT A

To Maxus Lease No. 1452, dated December 28, 2021, between Maxus Capital Group, LLC and Meridian Equipment Leasing LLC.

To calculate Stipulated Loss Value, multiply the applicable percentage, below, by the Value of the applicable ltem(s) set forth on the Schedule. If no such Value is set forth on the Schedule, the value shall be Lessor’s Cost of such Item.

Percentage figures represent the percentage after the corresponding rental payment period.

Rental Month Number	Stip Loss Percent	Rental Month Number	Stip Loss Percent	Rental Month Number	Stip Loss Percent
1	108.2	21	87.8	41	67.4
2	107.18	22	86.78	42	66.38
3	106.15	23	85.76	43	65.36
4	105.14	24	84.74	44	64.34
5	104.12	25	83.72	45	63.32
6	103.1	26	82.7	46	62.3
7	102.08	27	81.68	47	61.28
8	101.06	28	80.66	48	60.26
9	100.04	29	79.64	49	59.24
10	99.02	30	78.62	50	58.22
11	98	31	n.60	51	57.2
12	96.98	32	76.58	52	56.18
13	95.96	33	75.56	53	55.16
14	94.94	34	74.54	54	54.14
15	93.92	35	73.52	55	53.12
16	92.9	36	72.5	56	52.1
17	91.88	37	71.48	57	51.08
18	90.86	38	70.46	58	50.06
19	89.84	39	69.44	59	49.04
20	88.82	40	68.42	60	48.02

	THEREAFTER	48.02
LESSEE:	LESSOR:

Master Lease No. 1452

MCG 10/2/19	16

Maxus

CAPITAL GROUP

ATTACHMENT B

To Maxus Lease No. 1452, dated December 28, 2021, between Maxus Capital Group, LLC and Meridian Equipment Leasing LLC.

Copy of the Equipment Lease Agreement between

Lessee, as lessor, and the Lessee who signs the Equipment Lease Agreement, as lessee

Master Lease No. 1452